Exhibit 10.2

Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 22, 2014, is entered into by and among Knowledge Machine, Inc., a Nevada corporation (“Knowledge Machine”), Igor Kaspruk (the “Seller”), and Songbird Development Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Seller owns 4,000,000 of the issued and outstanding shares of capital stock of the Company (the “Shares”);

WHEREAS, Knowledge Machine desires to acquire some of the Shares of capital stock of the Company and the Seller desires to sell the same, on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
SALE AND PURCHASE OF SHARES

1.1           Purchase and Sale of Company Shares. Subject to and upon the terms and conditions hereinafter set forth, at the Closing, and in reliance upon the representations and warranties contained in this Agreement or made pursuant hereto, the Seller hereby agrees to sell, assign, transfer, and deliver to Knowledge Machine, and Knowledge Machine hereby agrees to purchase from the Seller, 2,464,716 of the Shares (the “Acquired Shares”) free and clear of all Encumbrances for the Purchase Price (the “Transaction”).

1.2           Cash Purchase Price. In consideration of the aforesaid sale, assignment, transfer and delivery of the Acquired Shares, Knowledge Machine shall, at the Closing, pay or cause to be paid to the Seller an amount, in cash, equal to Thirty-five Thousand Eight Hundred Dollars ($35,800) (the “Purchase Price”). All payments of cash must be made in immediately available funds by wire transfer to an account or accounts specified by the Seller at least two (2) Business Days prior to the date such payments are to be made.

1.3           Closing Date. Except as otherwise provided below, the closing of the Transaction contemplated by this Agreement (the “Closing”) will take place at The Law Offices of Ronald N. Vance & Associates, Attorneys at Law, 1656 Reunion Avenue, Suite 250, South Jordan, Utah, at 10:00 a.m., mountain daylight time, on October 20, 2014, or as soon as practicable after the satisfaction or waiver of the conditions set forth in this Agreement, or such other date, time, and place as each of the parties hereto may otherwise agree in writing (the “Closing Date”). If a party hereto is not in attendance at the Closing, Closing may be held by conference call and delivery of the Closing documents may be accomplished by nationally recognized overnight delivery services or as otherwise as determined by the parties hereto. If the Closing is extended one or more times by mutual consent of the parties to this Agreement, the Trigger Date, as defined in Section 1(a) of the Escrow Agreement dated September 29, 2014, among the Seller, the Buyer, and the escrow agents designated therein (the “Escrow Agreement”), shall automatically be extended to the last date of any new Closing Date. The end of the Closing is considered the “Effective Time” and the date that the Closing is accomplished is the “Effective Date.”

1.4           Seller Representations. In connection with the sale of the Acquired Shares, the Seller represents and warrants to Knowledge Machine as follows:

(a)              Owner of Acquired Shares. The Seller is the record and beneficial owner and holder of the Acquired Shares as of the date hereof and will continue to own the Acquired Shares until the delivery thereof to Knowledge Machine on the Closing Date.

1

(b)             Affiliate Status. Seller is an “affiliate” of the Company as defined in Rule 144 promulgated by the SEC under the Securities Act.

(c)              Acquired Shares Free and Clear of Encumbrances. All of the Acquired Shares are or will be on the Closing Date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability.

(d)             Disposition Power and Authority. Seller currently has, and will have at Closing, full power and authority to dispose, assign, and transfer the Acquired Shares in accordance with the terms of this Agreement.

(e)              Voting Power. Seller currently has, and will have at Closing, full power and authority to vote the Acquired Shares, without restriction of any kind.

(f)              Outstanding Commitments. Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the Acauired Shares.

(g)             No Third Party Interests. No other person has or will have any pecuniary interest in the Acquired Shares or any right to the proceeds from the sale of the Acquired Shares.

1.5           Purchaser Representations. In connection with the purchase of the Acquired Shares, Knowledge Machine represents and warrants to the Company as follows:

(a)              Restricted Securities. Knowledge Machine understands that the Acquired Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC.

(b)             Investment Purpose. Knowledge Machine acknowledges that the Acquired Shares are being purchased for its own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part.

(c)              Limitations on Resale; Restrictive Legend. Knowledge Machine acknowledges that it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Acquired Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder. Knowledge Machine also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Acquired Shares stating that the Acquired Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Acquired Shares.

(d)             Information. The undersigned representative of Knowledge Machine has been furnished with (i) all requested materials relating to the business, finances, and operations of the Company; (ii) information deemed material to making an informed investment decision; and (iii) additional requested information necessary to verify the accuracy of any documents furnished to the undersigned by the Company. Such person has had access to all of the SEC Reports. Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of the stock issuance.

2

(e)              Knowledge and Experience in Business and Financial Matters. The undersigned representative of Knowledge Machine has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and that the financial capacity of Knowledge Machine is of such proportion that the total cost of the Acquired Shares would not be material when compared with its total financial capacity.

1.6           Transfer of Acquired Shares. Upon completion of the Closing, the Company shall promptly cause its transfer agent to transfer the Acquired Shares to Knowledge Machine.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

The Seller and the Company represent and warrant to Knowledge Machine that all of the statements contained in this Article are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

2.1           Due Incorporation. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated, and conducted. The Company does not have any wholly or partially owned subsidiaries and does not own any economic, voting or management interests in any other Person. Copies of the certificate of incorporation, bylaws, certificate of organization, and/or operating agreement of the Company, as the case may be (the “Organizational Documents”) that have been made available to Knowledge Machine are true, complete and accurate in all respects. The Company minutes and Company records that have been made available to Knowledge Machine are true, complete, and accurate in all mutual respects. The capital stock register and transfer records of the Company that have been made available to Knowledge Machine are true, complete and accurate in all respects.

2.2           Due Authorization. The Seller and the Company have full capacity, power, and authority to enter into this Agreement and to consummate the Transaction contemplated hereby. The execution, delivery, and performance by the Seller and the Company of this Agreement have been duly and validly approved and no other actions or proceedings are necessary to authorize this Agreement and the Transaction contemplated hereby. The Seller and the Company have both duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid, and binding obligation of the Seller and the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3           Consents; Non-Contravention. No Permit or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery, and performance by the Seller or the Company of this Agreement or the consummation of the Transactions contemplated hereby, or for the lawful continued operation by the Company following the Effective Time of the respective businesses currently conducted by the Company. The execution, delivery, and performance by the Seller and the Company of this Agreement will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any of the Seller and the Company’s material Contracts; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of the Seller and the Company under any Contract to which the Seller or the Company a party or by which the Seller or the Company or any of their respective assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of the Seller and the Company or indebtedness secured by the Seller and the Company’s assets or properties; (v) violate or conflict with any provision of the articles of incorporation or bylaws of the Company; or (vi) result in the activation of any anti-dilution rights or a reset or re-pricing of any debt or security instrument of any creditor or equity holder of the Company except as provided for in this Agreement.

3

2.4           Capitalization.

(a)           The authorized capital stock of the Company consists of 70,000,000 shares of the Company common stock (“Company Common Stock”) and 5,000,000 shares of the Company preferred stock. On the date hereof, there are issued and outstanding 5,000,000 shares of the Company Common Stock and no shares of preferred stock. All of the issued and outstanding shares of the Company Common Stock are validly issued, fully paid, and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith.

(b)           The Company represents as follows: (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or Contracts by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares as described in this Agreement; (vii) the Company does not have any stock appreciation rights agreements or any similar agreement; and (viii) there is no dispute as to the class of any shares of the Company’s capital stock.

(c)           To the Knowledge of the Seller and the Company, (i) neither Seller nor the Company has any control over the other shareholders of the Company or the shares of Company Common Stock held by these parties; (ii) each such shareholder purchased his, her, or its shares of Company Common Stock with his, her, or its individual funds without contribution from any outside party; (iii) such shares were acquired by these shareholders without agreement or understanding as to voting or disposition of the shares; (iv) no other party as any right or interest in or to such shares; (v) no other person has or will have any right to any proceeds from the sale of these shares; and (vi) no other shareholder of the Company is an affiliate of the Company or the Seller as such term is defined in Rule 144 promulgated by the SEC under the Securities Act.

2.5           No Material Liabilities. Except as set forth in Schedule 2.5 the Company has no material debts, liabilities or obligations of any nature.

4

2.6             Contracts. Schedule 2.6 sets forth each material Contract (including insurance Contracts) of the Company. The Company has delivered to Knowledge Machine a correct and complete copy of each material Contract set forth in Schedule 2.6. Except as set forth in Schedule 2.6, with respect to each such Contract: (i) the Contract is legal, valid, binding, enforceable, and in full force and effect; (ii) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the Transaction; (iii) no party is in breach of default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the Contract; and (iv) no party has repudiated any provision of the Contract.

2.7             SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act since its S-1 registration statement filed on September 13, 2013 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports (the “Company Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in the Company Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.8             Material Changes; Undisclosed Events, Liabilities or Developments. Since the period covered by the Company Financial Statements, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a Company Material Adverse Effect or would cause the Company to become a shell company as defined in Rule 405 promulgated by the SEC under the Securities Act, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate. Except for the transactions contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company that would result in or cause a Company Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings against it or the Seller.

5

2.9             Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of the Seller or the Company, threatened against the Company or any of its officers or directors in their capacity as such, or any of its properties or businesses or against the Seller, and the Seller and the Company have no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Neither the Seller nor the Company is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither the Seller nor the Company has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which the Company has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of the Seller or the Company, threatened by or against the Seller or the Company with respect to this Agreement or in connection with the Transaction contemplated hereby, and the Seller and the Company have no reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

2.10          Full Disclosure. No representation or warranty by the Seller or the Company contained in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, to make any of the representations and warranties therein not misleading.

2.11          Financial Statements; Undisclosed Liabilities; Promotions and Allowances; Inventory. The Company Financial Statements (i) have been prepared from the books and records of the Company in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and (ii) fairly present, in all material respects, the financial condition of the Company and the results of operations and cash flow of each of the Company for the periods covered thereby. The statements of operations included in the Company Financial Statements do not include any item of special or non-recurring income, except as specifically identified therein. Since the date of the Company Financial Statements, the Company (i) has conducted its business in the ordinary course of business consistent with past practice and in a commercially reasonable manner, (ii) has not incurred any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise), except for liabilities incurred in the ordinary course of business consistent with past practice and in a commercially reasonable manner, which such liabilities are consistent with the representations and warranties contained in this Agreement and (iii) notwithstanding anything to the contrary in clause (i) or (ii) of this sentence, has not incurred any liability, debt or obligation (whether absolute, accrued, contingent or otherwise) to or of any Affiliated Person or made any Affiliate Loans. Since the date of the Company Financial Statements, no event has occurred or facts or circumstances exist which, individually or in the aggregate, has had or is reasonably likely to result in a Company Material Adverse Effect.

2.12          Taxes. The Company has timely filed with the appropriate taxing authorities all Returns required to be filed by it (taking into account any extension of time to file). The information on such Returns is complete and accurate. The Company has paid, or, where payment is not yet due, has established an adequate accrual on the most recent balance sheet, in accordance with GAAP for the payment of all Taxes (whether or not shown on any Return) due and payable. There are no liens for Taxes (other than for Permitted Encumbrances) upon the properties or assets of any of the Company. No unpaid (or unreserved in accordance with GAAP) and unresolved deficiencies for Taxes have been claimed, proposed or assessed, in each case in writing, by any taxing authority or other Governmental Authority with respect to any of the Company and there are no pending or, to the Knowledge of Seller and the Company, threatened audits, investigations, claims or assessments for or relating to any liability in respect of Taxes of or with respect to the Company.

6

2.13         Real, Personal and Intellectual Property. The Company’s assets are set forth on Schedule 2.13.

(a)           Schedule 2.13 contains a complete list by address of all real property owned, leased, operated or used by the Company (collectively, the “Real Property”), indicating the nature of the interest of the Company (the “Real Property Interests”). No litigation, condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any Real Property is pending or, to the Knowledge of Seller and the Company, threatened. The Company has furnished to Knowledge Machine true, correct, and complete copies of all documents relating to the Real Property Interests (the “Real Property Documents”). The Company is not a party to any oral agreements with respect to any Real Property Interest and there are no other oral agreements with respect to any Real Property Interest. No Real Property Document requires that the consent or approval of any third party be obtained in order to consummate the transactions contemplated by this Agreement, nor do such transactions violate any Real Property Document or cause the Company to be in default under any Real Property Document. Neither the Company nor Seller has given or received a notice of default under any Real Property Document, nor is in default thereunder. No option to extend, renew, surrender, terminate or purchase arising under any Real Property Document has been exercised by any the Company nor by any other party thereto. No guaranty or other undertaking with respect to the performance of any obligation arising under any Real Property Document has been delivered by the Company.

(b)           Except as set forth in Schedule 2.13, the Company has good and marketable title to all of the properties and assets, real and personal, tangible and intangible, it owns or purports to own, including those reflected on its books and records and on the most recent balance sheet (except those sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice and in a commercially reasonable manner), free and clear of all Encumbrances, except for Permitted Encumbrances. The Company has a valid and enforceable fee, leasehold, license or other interest in all of the other properties and assets, real or personal, tangible or intangible, which are used in the operation of the business of the Company as presently conducted, free and clear of all Encumbrances, except for Permitted Encumbrances.

(c)           All Company IP Rights are set forth in Schedule 2.13. The Company IP Rights are sufficient to conduct the business of the Company as now conducted and as is expected to be conducted as of the Closing. To the Knowledge of the Seller and the Company, no Person is infringing, misappropriating, or otherwise violating any Company IP Rights and the Company is not infringing, misappropriating, or otherwise violating any IP rights of any other Person.

2.14         Compliance with Laws. The Company is not subject to or in default under any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which it is or was subject; and the Company is not in violation of any Laws (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters), except for such violations as would not, individually or in the aggregate, have a Company Material Adverse Effect. The businesses of the Company have been conducted in material compliance with all Applicable Laws, except to the extent failure, individually or in the aggregate, would not have a Company Material Adverse Effect.

2.15         Employees. Schedule 2.15 sets forth each full or part-time employee of the Company. The Company does not have any unpaid wages, salaries or other commitments to employees.

7

2.16          Environmental Matters. The Company is, and has been, in material compliance with all Environmental Laws. There has been no release or threatened release of any pollutant, petroleum or any fraction thereof, contaminant or toxic or hazardous material (including toxic mold or asbestos), substance or waste (each a “Hazardous Substance”) by the Company, and to the Knowledge of the Seller by any third party, on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company. There have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority in the United States.

2.17          Transactions with Affiliated Persons. The Company has not, and has not since its inception, in the ordinary course of business consistent with past practice or otherwise, directly or indirectly, (a) purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, any Affiliated Person; (b) the Company does not owe any amount to any Affiliated Person; (c) no Affiliated Person owes any amount to any of the Company; and (d) no part of the property or assets of any Affiliated Person is used by the Company in the conduct or operation of its business.

2.18          Brokers and Finders. Except as set forth in Schedule 2.18, no broker, finder or investment advisor has been engaged by Seller or by the Company in connection with the Transaction contemplated by this Agreement.

2.19          Shell Status. To the Knowledge of the Seller and the Company, the Company is not a “shell company” as defined in Rule 405 promulgated by the SEC under the Securities Act, is not a “blank check” company subject to Rule 419 promulgated by the SEC under the Securities Act, and has never been, is not now, and will not be at Closing, subject to the limitations set forth in Rule 144(i) promulgated by the SEC under the Securities Act.

ARTICLE III.
REPRESENTATIONS OF THE KNOWLEDGE MACHINE

Knowledge Machine represents and warrants to the Seller that all of the statements contained in this Article are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

3.1             Due Incorporation; Foreign Qualification. Knowledge Machine is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own, lease and operate its properties and to carry on its businesses as they are now being owned, leased, operated, and conducted.

3.2             Due Authorization. Knowledge Machine has full power and authority to enter into this Agreement and to consummate the Transaction contemplated hereby. The execution, delivery and performance by Knowledge Machine of this Agreement have been duly and validly approved and authorized by the boards of directors and no other actions or proceedings on the part of Knowledge Machine is necessary to authorize this Agreement or the transactions contemplated hereby. Knowledge Machine has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid, and binding obligation of Knowledge Machine, enforceable in accordance with its terms as to Knowledge Machine, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8

3.3             Non-Contravention. No Permit or filing or registration with, any Governmental Authority, or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by Knowledge Machine of this or the consummation of the Transaction contemplated hereby, or for the lawful continued operation of the respective businesses currently conducted by Knowledge Machine following the Effective Time. There are no Contracts to which Knowledge Machine is a party that require a novation or consent to the Merger or change of control, as the case may be, prior to the Effective Time. The execution, delivery, and performance Knowledge Machine of this Agreement does not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any Contract; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of Knowledge Machine under any Contract to which Knowledge Machine is a party or by which Knowledge Machine or any of its assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of Knowledge Machine or indebtedness secured by Knowledge Machine’s assets or properties; (v) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Knowledge Machine; or (vi) result in the activation of any anti-dilution rights or a reset or re-pricing of any debt or security instrument of any creditor or equity holder of Knowledge Machine except as provided for in this Agreement.

3.4             Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of the Knowledge Machine, threatened against Knowledge Machine or any of its officers or directors, in their capacities as such, control persons, or any properties or businesses of the Company or any of its officers or directors; and, to the Knowledge of Knowledge Machine, there are no facts or circumstances which may reasonably be likely to give rise to any of the foregoing. The Company is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority; and Knowledge Machine has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing which has involved any obligation for which Knowledge Machine has any continuing obligation. There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Knowledge Machine, threatened by or against Knowledge Machine with respect to this Agreement or in connection with the transactions contemplated hereby, and Knowledge Machine has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

3.5             Compliance with Laws. Knowledge Machine is not subject to or in default under any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which it is or was subject; and Knowledge Machine is not in violation of any Laws (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters), except for such violations as would not, individually or in the aggregate, have a Knowledge Machine Material Adverse Effect. The businesses of the Company have been conducted in material compliance with all Applicable Laws, except to the extent failure, individually or in the aggregate, would not have a Knowledge Machine Material Adverse Effect.

3.6             Full Disclosure. No representation or warranty by Knowledge Machine contained in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, to make any of the representations and warranties therein not misleading.

9

ARTICLE IV.
COVENANTS

4.1             Implementing Agreement. Subject to the terms and conditions hereof, each party hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action required of it to consummate and make effective the Transaction contemplated by this Agreement.

4.2             Access to Information and Facilities; Confidentiality. From and after the date of this Agreement, the Company shall allow Knowledge Machine and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of the Company and shall make the officers and employees of the Company available to Knowledge Machine and its representatives as Knowledge Machine or its representatives from time to time reasonably requests. The Company shall furnish Knowledge Machine and its representatives with any and all information concerning Knowledge Machine and its subsidiaries, which Knowledge Machine or its representatives reasonably request and can be obtained by the Company without unreasonable effort or expense. With respect to the information disclosed pursuant to this Section, the parties shall maintain the confidentiality of any material non-public information furnished by the other party.

4.3             Preservation of Business. Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, the Company and Knowledge Machine shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to: (a) preserve intact the present business organization, and (b) not permit any action or omission within its control which would cause any of the representations or warranties of the Company contained herein to become inaccurate in any material respect.

4.4             Certain Notices. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Transaction contemplated by this Agreement not to be satisfied; or (b) the failure of the Company or Knowledge Machine, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Transaction contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section will not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

4.5             Consents and Approvals. The parties shall use commercially reasonable efforts to obtain all consents, approvals, certificates, and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. The parties shall make all filings, applications, statements, and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of the parties pursuant to Applicable Law or one of the parties’ material Contracts in connection with this Agreement and the transactions contemplated hereby.

4.6             Supplemental Information. From time to time prior to the Closing, the parties, shall promptly disclose to the parties of this Agreement, in writing, any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in this Agreement.

10

4.7             Purchase of Knowledge Machine. Prior to or at Closing, the Company shall duly authorize the following to be effective immediately following Closing: (i) the purchase of all of the outstanding shares of Knowledge Machine solely in return for 37,625,000 post-split shares of Company Common Stock; (ii) a ten-for-one forward stock split of the 1,000,000 shares of Company Common Stock held by shareholders other than the Seller; (iii) an amendment to the Company’s Articles of Incorporation to change the name of the Company to a name designated by Knowledge Machine; and (iv) the appointment of two new directors of the Company designated by Knowledge Machine.

4.8             Spinout of Prior Business. Promptly following the acquisition of Knowledge Machine by the Company, the Company shall sell the prior business of the Company to the Seller for $22,300 payable with 1,535,284 of the Shares, which Shares shall be cancelled and returned to the authorized but unissued shares of the Company.

4.9             Resignation of Current Management. At Closing the Seller shall tender his resignation as an officer of the Company. Upon completion of the purchase of Knowledge Machine and the spinout of the prior business, Seller shall resign as a director of the Company.

4.10          Satisfaction of Liabilities. Except as provided herein, prior to Closing the Company must satisfy all outstanding liabilities, including all material liabilities as set forth in Schedule 2.5, of the Company such that at Closing the Company will have no material liabilities. Notwithstanding the foregoing, at Closing Knowledge Machine shall advance funds to the Company which shall pay $14,200 to Seller as satisfaction in full of all obligations payable by the Company to the Seller. In addition, at Closing Knowledge Machine shall pay $1,500 to the escrow agent for Seller in accordance with the terms of the Escrow Agreement.

4.11          Financial Statements and Records. Prior to Closing, Seller shall deliver to Knowledge Machine audited financial statements for the fiscal year ended July 31, 2014, suitable for inclusion in the Company’s annual report on Form 10-K for the fiscal year then ended. In addition, at Closing Seller shall deliver to Knowledge Machine all of the financial records of the Company, including, but not limited to, sufficient records for the preparation of the interim financial statements for the quarter ending October 31, 2014, suitable for inclusion in the Company’s report on Form 10-Q for the period then ending.

4.12          Form 10-K and 10-Q. Following the Closing, the Seller shall cooperate with the Company in the preparation of the annual report of the Company on Form 10-K for the year ended July 31, 2014, and the quarterly report of the Company on Form 10-Q for the quarter ending October 31, 2014.

4.13          Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws. The Seller and the Company confirm that the funds represented as payments under this Agreement will not represent proceeds of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and the Target is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Target and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

11

ARTICLE V.
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligations of the Seller under this Agreement are subject to the satisfaction (or waiver by Knowledge Machine) of the following conditions precedent on or before the Closing Date:

5.1             Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of Knowledge Machine contained in this Agreement must be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

5.2             Compliance with Agreements and Covenants. Knowledge Machine must have performed and complied in all material respects with all of its covenants, obligations, and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

5.3             Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person has been instituted or threatened which: (a) is likely to have a Knowledge Machine Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VI.
CONDITIONS PRECEDENT TO OBLIGATIONS OF KNOWLEDGE MACHINE

The obligations of Knowledge Machine under this Agreement are subject to the satisfaction (or waiver by the Seller) of the following conditions precedent on or before the Closing Date:

6.1             Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of the Seller and the Company contained in this Agreement must be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

6.2             Compliance with Agreements and Covenants. The Seller and the Company must have performed and complied in all material respects with all of their covenants, obligations, and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

6.3             No Material Assets or Liabilities. At the Closing Date, except for the assets transferred to the Seller and the cancellation of all debts owed to the Seller, the Company must have no material assets or liabilities.

6.4             Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person has been instituted or threatened which: (a) is likely to have a Company Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

12

ARTICLE VII.
DELIVERIES AT CLOSING

7.1           Knowledge Machine Closing Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, Knowledge Machine shall deliver to the Company and the Seller the following:

(a)              Resolutions of the Board of Directors of Knowledge Machine duly authorizing this Agreement and the Transactions and the sale of Knowledge Machine in compliance with Section 4.7;

(b)             The $35,800 for purchase of the Acquired Shares in compliance with Section 1.2, $14,200 for satisfaction of Company debt in compliance with Section 4.10, and $1,500 for payment to the escrow agent in accordance with Section 4.10, which funds will be transferred to the escrow agent for Seller for disbursal; and

(c)              All other instruments and documents that the Seller and the Company and their counsel, in the reasonable exercise of their reasonable discretion, deem necessary: (i) to fulfill any obligation required to be fulfilled by Knowledge Machine on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

7.2           The Seller and the Company Closing Deliveries. At the Closing, or prior thereto, in addition to any other documents or agreements required under this Agreement, the Seller and the Company must deliver to Knowledge Machine the following:

(a)              Resolutions of the Board of Directors of the Company duly authorizing this Agreement and the Transactions, and the purchase of Knowledge Machine, forward stock split, name change and appointment of new directors in compliance with Section 4.7;

(b)      Written confirmation from Seller’s escrow agent that the funds set forth in Section 7.1(b) were disbursed in accordance with the terms of this Agreement;

(c)              The stock certificate(s) representing the Shares duly executed by the Seller for cancellation and stock certificate(s) transferring the Acquired Shares to Knowledge Machine, all duly endorsed for transfer;

(d)             Resignation of Seller as an officer in compliance with Section 4.9;

(e)              Proof of satisfaction of all debts of the Company in compliance with Section 4.10;

(f)              The audited financial statements of the Company in compliance with Section 4.11;

(g)             All books and records of the Company, including, but not limited to, the Company minute book, financial and accounting records, and tax returns; and

(h)             All other instruments and documents that Knowledge Machine or its counsel, in the reasonable exercise of their reasonable discretion, deems necessary: (i) to fulfill any obligation required to be fulfilled by the Seller and the Company on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

13

ARTICLE VIII.
TERMINATION

8.1           Agreement Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Transaction contemplated hereby may be abandoned at any time prior to the Closing Date, only as follows:

(a)           by mutual written agreement of the parties;

(b)           by the Seller or the Company (if the Seller or the Company are not then in material breach of their obligations under this Agreement) if: (i) a material default or breach by Knowledge Machine with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within ten (10) days; (ii) Knowledge Machine makes an amendment or supplement to any Schedule hereto and such amendment or supplement reflects a Knowledge Machine Material Adverse Effect after the date of this Agreement; or (iii) a Knowledge Machine Material Adverse Effect occurs after the date of this Agreement.

(c)           by Knowledge Machine (if Knowledge Machine is not then in material breach of its obligations under this Agreement) if: (i) a material default or breach shall be made by Seller or the Company with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within ten (10) days; (ii) the Seller or the Company makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a Company Material Adverse Effect after the date of this Agreement; or (iii) a Company Material Adverse Effect occurs after the date of this Agreement.

(d)           by any of the parties if the Closing has not occurred by October 31, 2014.

8.2           Effect of Termination. In the event of termination of this Agreement authorized pursuant to this Article, written notice thereof shall be given to the other parties and all obligations of the parties will terminate and, except as otherwise provided in this Section, no party will have any right against any other party hereto for any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys’ fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole in part its obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement.

ARTICLE IX.
MISCELLANEOUS

9.1           Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate Loans” means loans made to Affiliated Persons by the Company.

“Affiliated Person” means the Seller, any immediate family member of the Seller, or any other Person that, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with the Company, the Seller or any immediate family member of the Seller.

“Applicable Law” means all Laws, to the extent applicable to any Person.

14

“Business Day” means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in New York, New York.

“Company IP Rights” means all intellectual property rights used in the business of the Company that is owned, used or held for use by the Company.

“Company Material Adverse Effect” means any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following will be deemed (either alone or in combination) to constitute such a change or effect: (a)(i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the United States economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by the Company or the Merger Sub approved or consented to in writing by the Target.

“Contract” shall mean any contract, lease, arrangement, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.

“Encumbrance” means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

“Environmental Law” means any Law that governs protection or improvement of human health or the environment.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Authority” means, in addition to what is stated in Section 9.1, the following: (a) the government of the United States: (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Substance” means without regard to amount or concentration (a) any element, compound, gas or chemical that is defined, listed, classified or regulated as hazardous or toxic under any Environmental Law, including, without limitation, any material or substance that is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “subject waste,” “contaminant,” “toxic waste,” “toxic substance” or similar term under any provision of any Environmental Law; (b) petroleum, petroleum-based or petroleum-derived products; and (c) any substance containing polychlorinated biphenyls, asbestos, lead, urea formaldehyde or radon gas.

“Knowledge” means, as it relates to the Company, the actual knowledge of the Seller, in each case upon reasonable inquiry; and as it relates to Knowledge Machine, the actual knowledge of Vivek R. Dave, in each case upon reasonable inquiry.

15

“Knowledge Machine Material Adverse Effect” means any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets, and liabilities (taken together), financial condition or operations or results of operations of the Knowledge Machine and its subsidiaries, taken as a whole; provided, however, that none of the following will be deemed (either alone or in combination) to constitute such a change or effect: (a) (i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the technology industry as a whole; the United States economy or financial markets in general; or any foreign economy or financial markets in any location where Knowledge Machine has material operations or sales; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by Knowledge Machine approved or consented to in writing by the Company.

“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” means any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon any of the assets or properties of any Person.

The terms “material” and “materially” when used in this Agreement refer, with respect to a given Person, to a level of significance that would have affected any decision of a reasonable person in that Person’s position regarding whether to enter into this Agreement or would affect any decision of a reasonable person in that Person’s position regarding whether to consummate the transactions contemplated by this Agreement.

“Permitted Encumbrances” means (i) liens for Taxes not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of each of the Companies; (ii) mechanics’, materialmen’s, carriers’, warehousemen’s, landlord’s and similar liens securing obligations not yet delinquent or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of each of the Companies; (iii) such imperfections of title, Encumbrances and easements, restrictive covenants and rights of way as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties; and (iv) platting, subdivision, zoning, building and other similar legal requirements affecting the building, structures and other improvements located on any real property whether or not of record.

“Person” means any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

“Returns” means returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Authority, domestic or foreign, including consolidated, combined and unitary tax returns.

“SEC” means the U.S. Securities and Exchange Commission.

16

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax” or “Taxes” means taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind payable to any Governmental Authority in any jurisdiction, including (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, estimated, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

9.2             Other Definitions. In addition to the terms set forth in Section 9.2 and elsewhere in this Agreement, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location
Acquired Shares	§1.1
Agreement	Preamble
Closing	§1.3
Closing Date	§1.3
Company	Preamble
Company Common Stock	§2.4
Company Financial Statements	§4.9
Effective Date	§1.3
Effective Time	§1.3
Escrow Agreement	§1.3
Hazardous Substance	§2.1
Knowledge Machine	Preamble
Organizational Documents	§2.1
Purchase Price	§2.1
Real Property	§2.13
Real Property Documents	§2.13
Real Property Interests	§2.13
SEC Reports	§2.7
Shares	Preamble
Transaction	§1.1

9.3             Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

9.4             Amendment. This Agreement may only be amended, modified or supplemented pursuant to a written agreement signed by each of the parties hereto.

9.5             Non-Survival of Representation and Warranty Breach. No breach of any of the representations and warranties in this Agreement by any party hereto, or of any representation or warranty contained in any instrument delivered pursuant to this Agreement by any party hereto, shall survive the Effective Time. This Section shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

17

9.6             Press Release; Public Announcements. The parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and written approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by Applicable Law or regulation, in which case the other party will be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

9.7             Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder must be in writing (including electronic format) and shall be effective (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party hereto in accordance herewith.

If to Knowledge Machine at:	Knowledge Machine, Inc.
3344 Hill Street
San Diego, CA 92106
Attention: Vivek R. Dave
Facsimile No.: (619) 330-2200
Email Address: vivek.r.dave@nntech.com

With a copy (which does not constitute notice) to:	Ronald N. Vance
The Law Office of Ronald N. Vance & Associates, P.C.
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Facsimile No. (801) 446-8803
Email Address: ron@vancelaw.us

If to the Seller or the Company at:	Songbird Development, Inc..
1805 N. Carson Street, Suite X Carson City, NV 89701
Attention: Igor Kaspruk, President
Facsimile No.:
Email Address: developmentsongbird@gmail.com

With a copy (which does not constitute notice) to:	Jody M. Walker, Esq.
J. M. Walker & Associates
7841 S. Garfield Way
Centennial, CO 80122
Facsimile No.: (303) 482-2731
Email Address: jmwlkr85@gmail.com

18

9.8             Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

9.9             Interpretation. The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

9.10          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law thereof.

9.11          Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

9.12          No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

9.13          Further Assurances. Upon the reasonable request of the parties hereto, the other parties hereto shall, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

9.14          Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

9.15          Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

9.16          Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersede all prior agreements, arrangements and understandings between the parties.

9.17          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original. At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

9.18          Exhibits and Schedules. Each of the exhibits and schedules referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

[Signatures on following page]

19

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered effective as of the date first above written.

KNOWLEDGE MACHINE:	Knowledge Machine, Inc.

	By:	/s/ Vivek Dave
Vivek Dave, President and CEO

COMPANY:	Songbird Development Inc.

	By:	/s/ Igor Kaspruk
Igor Kaspruk, President

SELLER:	/s/ Igor Kaspruk
Igor Kaspruk, Individually

20